POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of **Kelly E. Hibbs, Jill M. Twedt, and Adrianne Barber**, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to establish an account to enable the undersigned to submit and file via the Electronic Data Gathering and Retrieval ("EDGAR") system any and all documents, forms, reports and information required by Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended (the "Exchange Act"), and to legally bind the undersigned for purposes of the Form ID or such other documents;

(2) act as account administrator of the undersigned's account on EDGAR maintained by the SEC, in accordance with Rule 10 of Part 232 of Title 17 of the U.S. Code of Federal Regulations (17 CFR 232.10) ("Rule 10"), and to possess and exercise all of the powers and authority of an account administrator as described in Rule 10 and in that certain Final Rule adopted by the SEC entitled "EDGAR Filer Access and Account Management" (SEC Release Nos. 33-11313; 34-101209; 39-2557; IC-35343; File No. S7-15-23) (Dec. 27, 2024)), such powers to include, without limitation, (i) the power to manage the undersigned's EDGAR account, (ii) the power to appoint additional account administrators, users, and technical administrators, (iii) the power to delegate filing authority to other EDGAR accounts and to remove such delegation, (iv) the power to generate a new central index key confirmation code for the undersigned, and (v) the power to submit the annual confirmation relating to the undersigned's EDGAR account;

(3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Boise Cascade Company (the "Company"), Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the Exchange Act, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, and 5, Form ID, or other forms or reports, and timely file such forms or reports with the SEC and any stock exchange or similar authority; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto), a Form ID, or other forms or reports, and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (b) superseded by a new power-of-attorney regarding the purposes outlined in this Power of Attorney dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 9/21/26.

[signature]

Signature

Brian Carlson

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